EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

Richard S. McCormick, Chief Executive Officer, and John W. Meisenbach, Chief Financial Officer, of The Elite Group of Mutual Funds (the "Registrant"), each certify that:

    1. The Registrant's periodic report on Form N-CSR for the period ended September 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

    2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.






CHIEF EXECUTIVE OFFICER                      CHIEF FINANCIAL OFFICER

The Elite Group of Mutual Funds              The Elite Group of Mutual Funds

/s/ Richard S. McCormick                     /s/ John W. Meisenbach
--------------------------------             -----------------------------
Richard S. McCormick, President              John W. Meisenbach, Treasurer

Date:  November 14, 2003                     November 14, 2003






A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO THE ELITE GROUP OF MUTUAL FUNDS AND WILL BE RETAINED BY THE ELITE FUNDS AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.